                                                                   EXHIBIT 10.20

                          AMENDED AND RESTATED GUARANTY


                  AMENDED AND RESTATED GUARANTY, dated as of December 27, 2001, made by Cassco Ice & Cold Storage, Inc., a Virginia corporation, Packaged Ice IP, Inc., a Nevada corporation, Reddy Ice Corporation, a Nevada corporation and Southern Bottled Water Company, Inc., a Nevada corporation (each a "Guarantor" and collectively, the "Guarantors"), in favor of each of the Lenders (as hereinafter defined) and Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents") pursuant to the Credit Agreement referred to below.

                                   WITNESSETH:

                  WHEREAS, Packaged Ice, Inc., a Texas corporation (the "Borrower"), certain lenders (the "Prior Lenders"), Antares Capital Corporation, as a co-agent for the Prior Lenders ("Antares"), and Bank of America, N.A., as a co-agent and administrative agent for the Prior Lenders ("Bank of America", and together with Antares, the "Prior Agents"), were party to an Amended and Restated Credit Agreement, dated as of November 28, 2000 (as such agreement may have been amended from time to time, the "Original Credit Agreement"), pursuant to which the Prior Lenders agreed to make loans and other extensions of credit to the Borrower in an aggregate principal amount not to exceed $88,000,000 at any time outstanding;

                  WHEREAS, in connection with the Original Credit Agreement, the Guarantors executed a Guaranty dated as of November 28, 2000 (the "Original Guaranty") in favor of Bank of America, as agent for the benefit of the Prior Lenders;

                  WHEREAS, pursuant to an Assignment and Acceptance, dated as of the date hereof (the "Assignment and Acceptance"), from the Prior Lenders, as assignors, to the Collateral Agent, the Administrative Agent and certain other lenders (collectively, the "Lenders"), as assignees, the Lenders have acquired all of the Loans and Commitments of each of the Prior Lenders and all rights and obligations of the Prior Lenders under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement), including, without limitation, the Original Guaranty;

                  WHEREAS, in connection with and immediately following such acquisition by the Lenders of all the Loans and Commitments of each of the Prior Lenders and all rights and obligations of the Prior Lenders under the Original Credit Agreement, the Prior Agents have resigned as agents under the Original Credit Agreement pursuant to Section 8.9 thereof and the Lenders have concurrently appointed Ableco as successor agent under the Original Credit Agreement in accordance with Section 8.9 thereof and Collateral Agent and Administrative Agent, respectively, under and pursuant to the provisions of that certain Second Amended and Restated Credit Agreement of even date herewith (as the same may be supplemented, modified, amended or restated from time to time, the "Credit Agreement"), among the Borrower, the Collateral Agent, the Administrative Agent and the Lenders, which Credit Agreement amends and restates the Original Credit Agreement;

                  WHEREAS, each of the parties hereto desires to amend the Original Guaranty in order to reflect the amendment and restatement of the terms and provisions of the Original Credit Agreement as set forth in the Credit Agreement; and

                  WHEREAS, each of the parties hereto agrees that the execution, delivery and performance of this Amended and Restated Guaranty directly benefits, and is in such Person' s best interest;

                  NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Guarantors hereby agree that the Original Guaranty shall be amended and restated as follows:

                  SECTION 1. Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.

                  SECTION 2. Guaranty. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, including, without limitation, all Letter of Credit Obligations under the Credit Agreement, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Loan Party), fees, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent and the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Collateral Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

                  The parties hereto intend that the liability of the Guarantor hereunder be limited to the maximum amount that would not result in the liability of each such Guarantor for the Guaranteed Obligations being voidable under Section 548 of the Federal Bankruptcy Code (11 U.S.C. ss. 548; as amended, hereinafter "Section 548") or other applicable fraudulent conveyance or transfer law and agree that this provision shall be so construed. Accordingly, the liability of each Guarantor hereunder is limited to an amount that is the greater of: (a) the "reasonable equivalent value" or "fair consideration" received by such Guarantor in exchange for the Guaranteed Obligations, within the meaning of Section 548 or any applicable state fraudulent conveyance or transfer law; and (b) the lesser of: (i) the maximum amount that will not render such Guarantor insolvent; or (ii) the maximum amount that will not leave such Guarantor with property deemed unreasonably small capital. Clauses (i) and (ii) are and shall be determined pursuant to Section 548 or other applicable state fraudulent conveyance or transfer law.

                  SECTION 3. Guaranty Absolute; Continuing Guaranty;
Assignments.

                  (a) Each Guarantor jointly and severally, hereby unconditionally and irrevocably guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or the Lenders with respect thereto. The obligations of the each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                           (i) any lack of validity or enforceability of any
Loan Document or any agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                           (iii) any taking, exchange, release or non-perfection
of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                           (iv) any change, restructuring or termination of the
corporate, limited liability company or partnership structure or existence of any Loan Party; or

                           (v) any other circumstance (including any statute of
limitations) or any existence of or reliance on any representation by the Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

                  (b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (1) the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Guaranty and the cancellation or cash collateralization of all Letters of Credit and (2) the Final Maturity Date, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Collateral Agent, the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.07 of the Credit Agreement.

                  SECTION 4. Waivers. Each Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent or the Lenders exhaust any right or take any action against any Loan Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  SECTION 5. Subrogation. Each Guarantor may not exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Final Maturity Date, such amount shall be held in trust for the benefit of the Collateral Agent and the Lenders and shall forthwith be paid to the Collateral Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Collateral Agent and the Lenders of all or any part of the Guaranteed Obligations, (b) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (c) the Final Maturity Date shall have occurred, the Collateral Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                  SECTION 6. Representations, Warranties and Covenants. Each Guarantor hereby represents and warrants as follows:

                  (a) Each Guarantor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the first page hereof; and (ii) has all requisite power and authority to execute, deliver and perform this Guaranty and each other Loan Document to which such Guarantor is a party.

                  (b) The execution, delivery and performance by each Guarantor of this Guaranty and each other Loan Document to which such Guarantor is a party
(i) have been duly authorized by all necessary action, (ii) do not contravene its organizational documents or any applicable law, (iii) do not violate any contractual restriction binding on or otherwise affecting such Guarantor, and
(iv) do not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to any such Loan Document.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Guarantor of this Guaranty or any of the other Loan Documents to which such Guarantor is a party, except (i) for recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, (ii) those obtained or made on or prior to the Effective Date and (iii) for the filing of any financing statements on Form UCC-1 necessary to perfect the security interests purported to be created by any Loan Documents to which such Guarantor is a party.

                  (d) Each of this Guaranty and the other Loan Documents to which each Guarantor is a party is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or by general equitable principles.

                  (e) There is no pending or, to the best knowledge of any Guarantor, threatened action, suit or proceeding against such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other Governmental Authority or any arbitrator (i) which challenges the validity or enforceability of this Guaranty or any of the other Loan Documents to which such Guarantor is a party, or (ii) which could reasonably be expected to have a Material Adverse Effect.

                  (f) Each Guarantor (i) has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower and the other Loan Parties, and has no need of, or right to obtain from the Collateral Agent or any Lender, any credit or other information concerning the affairs, financial condition or business of the Borrower or the other Loan Parties that may come under the control of the Collateral Agent or any Lender.

                  (g) Each Guarantor covenants and agrees that until the later of (1) the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Guaranty and the cancellation or cash collateralization of all Letters of Credit, it will comply with each of the covenants which are set forth in Section 7.01 and Section 7.02 of the Credit Agreement as if such Guarantor were a party thereto.

                  SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any Lender to or for the credit or the account of such Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Collateral Agent or any Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. The Collateral Agent and each Lender agree to notify each Guarantor promptly after any such set-off and application made by the Collateral Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and the Lenders under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent and the Lenders may have.

                  SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Guarantor, to it in care of the Borrower at its address set forth in the Credit Agreement, or if to the Collateral Agent, to it at its address set forth in the Credit Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if sent by certified mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or
(iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

                  SECTION 9. Consent to Jurisdiction; Waiver of Immunities.

                  (a) Each Guarantor hereby irrevocably and unconditionally submits for itself and its property to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document to which such Guarantor is a party, and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each Guarantor hereby irrevocably appoints the Borrower as its agent to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing (by certified or registered mail, postage prepaid and return receipt requested) or delivering a copy of such process to such Guarantor in care of the Borrower at the Borrower's address specified in the Credit Agreement, and such Guarantor hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 9 shall affect the right of the Collateral Agent or the Lenders to serve legal process in any other manner permitted by law or affect the right of the Collateral Agent or the Lenders to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction.

                  (c) Each Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, (i) any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum, and (ii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special exemplary, punitive or consequential damages. To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Documents.

                  SECTION 10. Taxes.

                  (a) All payments made by any Guarantor hereunder or under any other Loan Document shall be made in accordance with the terms of the Credit Agreement and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future Taxes. If any Guarantor shall be required by law, rule, regulation or any interpretation by any relevant Governmental Authority to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

                           (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Collateral Agent pursuant to this sentence) the Lenders or the Collateral Agent receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                           (ii) such Guarantor shall make such deduction or withholding, and

                           (iii) such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by any Guarantor, as promptly as possible thereafter, such Guarantor shall send the Lenders and the Collateral Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to the Lenders or the Collateral Agent, as the case may be) showing payment. In addition, such Guarantor agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document other than Other Taxes.

                  (b) Each Guarantor will indemnify the Lenders and the Collateral Agent for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10) paid by any Lender or the Collateral Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which any such Lender or the Collateral Agent makes written demand therefor, which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                  (c) If any Guarantor fails to perform any of its obligations under this Section 10, such Guarantor shall indemnify the Lenders and the Collateral Agent for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Borrower under this Section 10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 11. WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT HEREOF, THE COLLATERAL AGENT AND EACH LENDER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION, SUIT, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  SECTION 12. Contribution with Respect to Guaranteed
Obligations.

                  (a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Obligations (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's Allocable Amount (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following irrevocable payment in full of the Obligations, the cancellation or cash collateralization of all Letters of Credit and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of the date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or law.

                  (c) This Section 12 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 12 is intended to or shall impair the obligations of Guarantors, jointly or severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

                  (d) The rights of the parties under this Section 12 shall be exercisable upon the full and irrevocable payment of the Obligations, the cancellation or cash collateralization of all Letters of Credit and the termination of the Credit Agreement and the other Loan Documents.

                  (e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

                  SECTION 13. Usury Savings Clause. It is the intention of the parties hereto that the Agents and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Guaranty), then, in that event, notwithstanding anything to the contrary in this Guaranty or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Guaranty or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Guarantors); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Guaranty or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Guaranty or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Guarantors). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 13 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 13.

                  For purposes of this Section 13, the term "applicable law" shall mean that law in effect from time to time and applicable to this Guaranty or any other Loan Document that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on this Guaranty or any other Loan

Document, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  SECTION 14. Effect of Restatement.

                  This Guaranty amends, restates and supersedes the Original Guaranty and does not extinguish any Obligations for the payment of money under the Original Guaranty, which Obligations shall remain in full force and effect except as modified by this Guaranty.

                  SECTION 15. Miscellaneous.

                  (a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent, for the benefit of the Lenders, at such address specified by the Collateral Agent from time to time by notice to such Guarantor.

                  (b) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and the Collateral Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) No failure on the part of the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  (d) All of the obligations of the Guarantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Guarantors and shall not be required to proceed against all Guarantors jointly or seek payment from the Guarantors ratably. The release or discharge of any Guarantor by the Collateral Agent shall not release or discharge any other Guarantor from the obligations of such Person hereunder.

                  (e) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (f) This Guaranty shall (i) be binding on the each Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent and the Lenders hereunder, to the benefit of the Collateral Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 11.07 of the Credit Agreement, any Lender may assign or otherwise transfer its rights and obligations under the Credit Agreement or any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. Each Guarantor agrees that each participant shall be entitled to the benefits of
Section 10 with respect to its participation in any portion of the Loans as if it was a Lender. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.

                  (g) This Guaranty and the other Loan Documents represent the entire agreement of the Guarantors, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Lender relative to the subject matter thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  (h) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (i) This Guaranty shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without regard to conflict of law principles.

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                                      -9-

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.



                               GUARANTORS

                               CASSCO ICE & COLD STORAGE, INC.


                               By:        /s/ Steven J. Janusek
                                     -----------------------------------------
                                     Name:  Steven J. Janusek
                                     Title:    Chief Financial Officer


                               PACKAGED ICE IP, INC.


                               By:        /s/ Steven J. Janusek
                                     -----------------------------------------
                                     Name:  Steven J. Janusek
                                     Title:    Chief Financial Officer


                               REDDY ICE CORPORATION


                               By:        /s/ Steven J. Janusek
                                     -----------------------------------------
                                     Name:  Steven J. Janusek
                                     Title:    Chief Financial Officer


                               SOUTHERN BOTTLED WATER COMPANY, INC.


                               By:        /s/ Steven J. Janusek
                                     -----------------------------------------
                                     Name:  Steven J. Janusek
                                     Title:    Chief Financial Officer